EXHIBIT 5

                       OPINION OF SHUMAKER WILLIAMS, P.C.


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                            SHUMAKER WILLIAMS, P.C.
                            3425 Simpson Ferry Road
                              Camp Hill, PA 17011
                                 (717) 763-1121


                                  June 25, 1999





Raymond H. Melcher, Jr.
President and Chief Executive Officer
FIRST LEESPORT BANCORP, INC.
133 North Centre Avenue
Leesport, Pennsylvania 19533

                  RE: First Leesport Bancorp, Inc. ("Corporation") Registration Statement on Form S-8
                           Our File No.: 619-99

Dear Mr. Melcher:

     We have acted as Special Corporate Counsel to the Corporation in connection with preparation of the Corporation's Registration Statement on Form S-8 relating to the Corporation's 1998 Independent Directors Stock Option Plan.

     In connection with this matter, we, as counsel to the Corporation, have reviewed the following:

     1. the Pennsylvania Business Corporation Law of 1988, as amended;
     2. the Corporation's Articles of Incorporation, as amended;
     3. the Corporation's By-Laws, as amended;
     4. Resolutions adopted by the Corporation's Board of Directors; and
     5. the Plan.

     Based upon such review, it is our opinion that the Corporation's common stock, $5.00 par value, issuable under the plan, when and as issued in accordance with the provisions of the plan, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of common stock under the plan, a sufficient number of authorized shares available for issue.


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Raymond H. Melcher, Jr.
President and Chief Executive Officer
FIRST LEESPORT BANCORP, INC.
June 25, 1999
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8, filed by the Corporation, relating to the plan.

                                             Very truly yours,



                                             /s/ Nicholas Bybel, Jr.
                                             -------------------------
                                             By Nicholas Bybel, Jr.
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